Registration No. 333-120743

As filed with the Securities and Exchange Commission on August 5, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                    HEALTHCARE BUSINESS SERVICES GROUPS, INC.
                    -----------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     NEVADA                         88-0478644
                     ------                         ----------
           (STATE OR OTHER JURISDICTION           (IRS EMPLOYER
                OF INCORPORATION)               IDENTIFICATION NO.)


      1126 WEST FOOTHILL BLVD, SUITE 105, UPLAND, CA         91786
      ----------------------------------------------         -----
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                           STOCK ISSUANCE PURSUANT TO
                      2004 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (FULL TITLE OF THE PLAN)


                                    COPY TO:
      CHANDANA BASU, CEO                        DAVID M. LOEV, ATTORNEY AT LAW
 HEALTHCARE BUSINESS SERVICES GROUPS, INC.           2777 ALLEN PARKWAY
  1126 WEST FOOTHILL BLVD, SUITE 105                     SUITE 1000
       UPLAND, CA 91786                             HOUSTON, TEXAS 77019
        (909) 608-2035                                 (713) 524-4110
 NAME, ADDRESS AND TELEPHONE
(NUMBER OF AGENT FOR SERVICE)


     Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES               AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED                   REGISTERED           SHARE (1)             PRICE                FEE
Common Stock, $.001 par value      2,000,000           $ 0.115              $ 230,000           $ 27.07

 (1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the average of the bid and asked price as reported on the over-the-counter Bulletin Board on August 3, 2005.


                           INCORPORATION BY REFERENCE
                                       OF
                         EARLIER REGISTRATION STATEMENT

     Healthcare Business Services Groups, Inc., formerly Winfield Financial Group, Inc. (the "Company"), previously registered 500,000 shares of common stock, par value $0.001 per share, for issuance under the Company's 2004 Non-Qualified Stock Option Plan. The registration of such shares was affected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 24, 2004, bearing the file number 333-120743 (the "Earlier Registration Statement"). Subsequently, on January 7, 2005, at the Company's annual meeting of stockholders, the Company's Chief Executive Officer and majority shareholder approved the adoption of the Company's Amended 2004 Non-Qualified Stock Option Plan, which included an additional 2,000,000 shares of the Company's common stock (for a total of 2,500,000 shares). This Registration Statement is being filed to register the additional 2,000,000 shares of Common Stock of the same class as those for which the Earlier Registration Statement is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of "Part I" of the Earlier Registration Statement is incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB filed on May 16, 2005, for the fiscal year ended December 31, 2004, which includes audited financial statements as of December 31, 2004.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above.

     (c) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLES OF INCORPORATION

     The Company's Articles of Incorporation, as amended (the "Articles") provide that a director or officer of the Company shall not be personally liable to this Company or its stockholders for damages for breach of fiduciary duty as a director or officer. The Articles do not however, eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the indemnification provision of the Articles by stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

     Additionally, the Articles provide for the indemnification of every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the Company as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement).

     The Articles provide that expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Company as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise.

BYLAWS

     The Company's Amended Bylaws (the "Bylaws"), state that the Company shall indemnify every (i) present or former Director, advisory director or officer of the Company, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Company's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses
(i) or (ii) hereof, against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

     However, there shall be no indemnification made in respect to any Proceeding in which such Indemnitee shall have been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or
(b) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

          4.1(1)  Amended 2004 Non-Qualified Stock Option Plan

          5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

         23.1*  Consent  of  David  M.  Loev,  Attorney  at  Law  (included  in
                Exhibit 5.1)

         23.2*  Consent  of  Kabani  &  Company,  Inc.,  Certified  Public
                Accountants

     (1) Filed as Appendix B to our Schedule 14c filed with the Commission on December 13, 2004, and incorporated herein by reference.

      *   Attached hereto.

ITEM 9. UNDERTAKINGS

(a)     The registrant hereby undertakes:

          (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Upland, State of California, on August 5, 2005.

                          HEALTHCARE BUSINESS SERVICES GROUPS, INC.

                          BY:  /s/ Chandana Basu
                               -----------------
                               Chandana Basu, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   SIGNATURES                   TITLE                      DATE
   ----------                   -----                      ----


/s/ Chandana Basu         Chief Executive Officer,     August 5, 2005
-----------------         Treasurer and Director
Chandana Basu


/s/ Narinder Grewal, MD         Director               August 5, 2005
-----------------------
Narinder Grewal, MD


/s/ Bharati Shah, MD            Director               August 5, 2005
--------------------
Bharati Shah, MD